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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                                                                           FISCAL YEAR ENDED JUNE 30,
                                                              ----------------------------------------------------
                                                                2000       1999       1998       1997       1996
IN MILLIONS                                                   --------   --------   --------   --------   --------
Earnings before income taxes and cumulative effect of change
  in accounting principle...................................    $622       $430       $556       $499       $479
Additions:
  Amortization of capitalized interest......................       1          1          2          2          1
Deductions:
  Capitalized interest......................................      --         (4)        (2)        (2)        (2)
  Undistributed income of equity investees..................     (10)       (13)        (4)        (5)        (4)
                                                                ----       ----       ----       ----       ----
                                                                 613        414        552        494        474
                                                                ----       ----       ----       ----       ----
Interest expense............................................      98         97        104         80         60
Capitalized interest........................................      --          4          2          2          2
Portion of rental expense attributable to interest..........       4          3          3          3          3
                                                                ----       ----       ----       ----       ----
Total Fixed Charges.........................................     102        104        109         85         65
                                                                ----       ----       ----       ----       ----
Total Earnings..............................................    $715       $518       $661       $579       $539
                                                                ====       ====       ====       ====       ====
Ratio of Earnings to fixed charges..........................     7.0        5.0        6.1        6.8        8.3
                                                                ====       ====       ====       ====       ====
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